UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Franklin Resources, Inc.
(Name of Registrant as Specified In Its Charter) n/a
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FRANKLIN RESOURCES, INC.
One Franklin Parkway, San Mateo, California 94403-1906

Supplement dated January 21, 2021
To the Proxy Statement dated December 28, 2020
for the Virtual Annual Meeting of Stockholders to be held on
Tuesday, February 9, 2021, 8:00 a.m. Pacific Time
www.virtualshareholdermeeting.com/BEN2021
(the “Virtual Annual Meeting”)

The following disclosures amend the definitive proxy statement filed by Franklin Resources, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on December 28, 2020 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s board of directors for the above-referenced Virtual Annual Meeting and any adjournment or postponement thereof.

SUPPLEMENTAL DISCLOSURE

After the Proxy Statement was filed with the SEC and sent to our stockholders, one of our directors, Geoffrey Y. Yang, joined the board of directors of an additional public company. Consequently, under “Proposal No. 1: Election of Directors” in the description of “Career Highlights” for Mr. Yang on page 10, the Proxy Statement is supplemented to add: “Director of Liberty Media Acquisition Corporation, since January 21, 2021.”

In addition, the Company has determined that within the “Executive Compensation” section of the Proxy Statement, in the Summary Compensation Table on page 48, an amount of $235 was inadvertently not included in the “All Other Compensation” column and the “Total” column, with respect to fiscal year 2020 for Gregory E. Johnson, the Company’s Executive Chairman and Chairman of the Board. Accordingly, after including this amount, the amounts for the “All Other Compensation” and “Total” columns for fiscal year 2020 for Mr. G. Johnson should be $99,381 and $9,153,045, respectively, and the annual total compensation of our CEO should be $8,938,039 for purposes of the Pay Ratio disclosure on page 56.

This supplemental information should be read together with the Proxy Statement, which should be read in its entirety. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting To Be Held on February 9, 2021: This Amendment No. 1, our Proxy Statement, Notice of Virtual Annual Meeting of Stockholders, form of proxy card, and 2020 Annual Report are available to review online at www.proxyvote.com.